UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Remark Holdings, Inc.

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800 S. Commerce St.
Las Vegas, Nevada 89106

NOTICE OF CANCELLATION OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

Remark Holdings, Inc. has determined that, in the interest of avoiding the confusion of attempting to hold two annual meetings of stockholders during one calendar year, it will only hold the 2024 Annual Meeting of Stockholders during 2024 and will not further attempt to hold the 2023 Annual Meeting of Stockholders for which it was previously unable to achieve a quorum to conduct business. A date and time for the 2024 Annual Meeting of Stockholders and the proposals to be voted upon will be announced at a later date.

By order of the Board of Directors,

Kai-Shing Tao
Chairman and Chief Executive Officer

Las Vegas, Nevada
March 6, 2024